RNC Mutual Fund Group, Inc.
November 18, 1996




                                November 18, 1996




RNC Mutual Fund Group, Inc.
11601 Wilshire Boulevard
Penthouse Floor
Los Angeles, California 90025

Ladies and Gentlemen:

                  You have requested our opinion as counsel to the RNC Mutual Fund Group, Inc. (formerly RNC Liquid Assets Fund, Inc.), a Maryland corporation (the "Group"), with respect to the shares of common stock of RNC Money Market Fund (the "Fund") sold by the Group during its fiscal year ended September 30, 1996 (the "Shares"), in connection with the notice (the "Notice") being filed by the Group with the Securities and Exchange Commission pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").(1)

                  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:


                  (a) The Group's Articles of Incorporation, dated April 8, 1985 and in effect at the beginning of the fiscal year (October 1, 1995), and the Group's Articles of Amendment and Restatement adopted by the Group's Board of Directors (the "Board") on June 20, 1996, and effective on July 3, 1996, and in effect through the end of the Group's fiscal

--------
        (1) Since the new Series of the Group, RNC Equity Fund, became effective on November 1, 1996, no shares of this Series were issued during the past fiscal year. Thus, this opinion applies only to the Shares of RNC Money Market Fund.
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RNC Mutual Fund Group, Inc.
November 18, 1996                                                         Page 2



                           year on September 30, 1996 (the "Fiscal Year"), and both of which were certified to us by an officer of the Group as being true and complete.

                  (b) The By-laws of the Group, as amended through the date hereof, certified to us by an officer of the Group as being true and complete and in effect throughout the Fiscal Year;

                  (c)      The   Prospectuses   and   Statements  of  Additional
                           Information effective during the Fiscal Year;

                  (d) The Resolutions adopted by the Board of the Group at the regular quarterly meetings of the Board authorizing the regular updating of the Group's registration statement and the Prospectus and Statement of Additional Information contained therein; and

                  (e)      A   certificate   of  the   President  of  the  Group
                           concerning certain factual matters.

                  In rendering our opinion below, we have assumed that all of the Fund's Shares were issued and sold at the per-share net asset value on the date of their issuance in accordance with the statements in the Group's then-current Prospectus and in accordance with Article V of the Group's Articles of Incorporation and Article IV of the Articles of Amendment and Restatement. In rendering our opinion, we have assumed that all monies in consideration for the Shares were actually received by the Fund. We have not conducted an independent examination of the books and records of the Group for the purpose of determining whether all of the Fund's Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

                  Our opinion below is limited to the federal law of the United States and the corporate law of the State of Maryland. We are not licensed to practice law in the State of Maryland, and we have based our opinion to the extent it concerns the corporate law of the State of Maryland solely on our review of the General Corporation Law of Maryland as reported in Prentice Hall Law & Business, Corporation (1995) and as updated on Westlaw. We have not undertaken a review of other Maryland law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States and the corporate law of the State of Maryland as described above, and we disclaim any opinion as to
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RNC Mutual Fund Group, Inc.
November 18, 1996                                                         Page 3



any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

                  Based upon such examination and subject to the foregoing, we are of the opinion that the Fund's Shares, as sold in reliance upon the registration under the Securities Act of 1933, as amended, pursuant to Rule 24f-2 under the Act, were legally issued, fully paid and non-assessable, by the Fund.

                  We hereby consent to the filing of this opinion as an exhibit to the Notice being filed by the Group with the Securities and Exchange Commission. This opinion is rendered to you in connection with that Notice and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.

                                Sincerely yours,


                                Heller, Ehrman, White & McAuliffe

                                Heller, Ehrman, White & McAuliffe